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                                                                   EXHIBIT 10.30

                                  AMENDMENT TO
                     AMENDED AND RESTATED MASTER AGREEMENT

     THIS AMENDMENT TO AMENDED AND RESTATED MASTER AGREEMENT (this "Amendment"), dated as of June 28, 1998, is entered into between Swiss Bank Corporation ("SBC") and Perot Systems Corporation ("PSC") for the purpose of amending that certain Amended and Restated Master Agreement, dated as of January 1, 1997, between SBC and PSC (as amended, modified or supplemented from time to time, the "Master Agreement"), as follows:


     1. Section 4.1(a) of the Master Agreement is hereby amended in its entirety to read as follows:


     Section 4.1 Designated PSC Employee. (a) PSC and SBC hereby acknowledge and agree that (i) as of the Merger Date (as defined below), Lynn Dukes, (the "Designated PSC Employee") will be the PSC employee with primary responsibility for the coordination and oversight of the services to be provided by PSC to SBC and its Subsidiaries pursuant to this Agreement and the Principal Agreements and
(ii) the Designated PSC Employee shall act as the main liaison between PSC and its Subsidiaries, on the one hand, and SBC and its Subsidiaries on the other hand, for the implementation, coordination and oversight of the services to be provided by PSC and its Subsidiaries to SBC and its Subsidiaries pursuant to this Agreement and the Principal Agreements. In such capacity, the Designated PSC Employee shall have the authority to (1) hire or terminate all employees of PSC assigned to perform services on a permanent, full-time basis hereunder or under any Principal Agreement, subject to such employees meeting the minimum standards imposed by PSC on the hiring or termination of employees of PSC and any standards required by regulatory authorities to whose jurisdiction either PSC or SBC and their respective Subsidiaries may be subject, (2) establish salaries and bonuses and other compensation for employees
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assigned on a permanent, full time basis to perform services under this
Agreement or under any Principal Agreement consistent with information technology salary standards for personnel performing information technology services for organizations having similar status to SBC, provided, however, that such employees shall receive the benefits generally received by all PSC employees and any such compensation costs shall be within the PSC portion of the SBC budget unless PSC and the Designated PSC Employee receive approval from SBC to exceed such budget.

       2. Section 4.1(c) of the Master Agreement is hereby amended to read in its entirety as follows:

              (c) PSC further covenants and agrees that any Designated PSC Employee who leaves the employ of PSC or who is reassigned in compliance with the provisions of Section 4.1(b) shall only be replaced by PSC after consultation with SBC regarding its then current needs and giving SBC the opportunity to propose a candidate which meets PSC employee standards and criteria. Such Designated PSC employee shall require the consent of SBC, which consent shall not be unreasonably withheld.

       3. Section 4.1(e) of the Master Agreement is hereby amended in its entirety to read as follows:

              (e) SBC and PSC agree that all PSC employees dedicated to performing Services on a permanent, full-time basis for SBC pursuant to the SBC Warburg EPI Agreement as of the date hereof and who were hired by PSC specifically to perform such services for SBC, or who become employees transferred to PSC from Union Bank of Switzerland or UBS AG as a result of the merger of SBC and Union Bank of Switzerland through UBS AG for the purpose of being assigned to perform services pursuant to this



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Agreement or the SBC Warburg EPI Agreement, for so long as the SBC Warburg EPI
Agreement has not been terminated in accordance with the terms thereof, will not be transferred by PSC without the written consent of SBC, which consent will not be unreasonably withheld, and each of such employees who, while performing services for SBC, may only work for other PSC clients for up to twenty percent (20%) of such person's time with the prior consent of SBC, which consent will not be unreasonably withheld.

     4. In the event an employee of PSC is terminated by PSC, the provisions of Section 11.3 of the Master Operating Agreement shall not apply; provided, however, that before hiring such employee, SBC will consult with PSC, and if SBC hires such employee, SBC agrees that the employee will not be involved in any aspect of the PSC-SBC relationship during his or her employment by SBC without the prior written consent of PSC. In the event an employee of PSC voluntarily resigns from PSC through no action or solicitation of SBC, if SBC believes that such employee is important to the satisfactory performance of the PSC-SBC relationship, then PSC and SBC agree to work together in good faith in an attempt to retain such employee. If such efforts fail, then the provisions of Section 11.3 of the Master Operating Agreement shall not apply. Notwithstanding this Section 4, in no circumstance may SBC have any discussions, directly or indirectly, with PSC employees, during their employment by PSC, concerning possible employment by SBC.

     5. Except as otherwise provided in this Amendment, the Master Agreement remains in full force and effect.

     6. This Amendment shall become effective as of the date of the merger of SBC and Union Bank of Switzerland through UBS AG as designated in a notice from SBC to PSC sent within two days of the completion of such merger (the "Merger Date"), which is



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currently scheduled to be completed on June 29, 1998. If the Merger Date does not occur on or before October 1, 1998, then this Agreement will terminate and neither PSC nor SBC will have any further rights or obligations hereunder.

     7. This Agreement may be executed in several counterparts, all of which taken together constitute one single agreement between the parties hereto.

     IN WITNESS WHEREOF, each of PSC and SBC has caused this Agreement to be signed and delivered by its duly authorized representative(s) as of the date first set forth above.

PEROT SYSTEMS CORPORATION



By: /s/ JOHN E. KING
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Name:  John E. King
Title: Vice President


SWISS BANK CORPORATION


By: /s/ DAVID SOLOS
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Name:  David Solos
Title: Authorized Signatory


By: /s/ MARIO CUENI
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Name:  Mario Cueni
Title: Managing Director



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